EXHIBIT (e)(1)

                           ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT (this "Agreement") made as of January 30, 1997, by and between DOUGHTIE'S FOODS, INC., a Virginia corporation (hereinafter referred to as "Seller"), THE SMITHFIELD HAM & PRODUCTS COMPANY, INCORPORATED, a Virginia corporation (hereinafter referred to as "Buyer"), THE SMITHFIELD COMPANIES, INC., a Virginia corporation (hereinafter referred to as "Company"), VERNON MULES, individually (hereinafter referred to as "Mules"), and STEVE HOUFEK, individually (hereinafter referred to as "Houfek").

                           R E C I T A L S:

         WHEREAS, Seller desires to sell certain of its assets used in the manufacturing division of Seller's business for the production and sale of the Products set forth on the attached Exhibit A which is incorporated in and made a part of this Agreement (the "Products");

         WHEREAS, Buyer desires to purchase said assets used in Seller's manufacturing division for the production and sale of the Products (the "Business") as more fully set forth in this Agreement;

         WHEREAS, Seller desires to acquire and Company desires to sell certain common stock of Seller as an integral part of the transactions provided for in this Agreement; and

         WHEREAS, Mules and Houfek are entering into this Agreement for the sole purpose of contractually obligating themselves to the execution and delivery of the Non-Competition Agreements described herein, which said Non-Competition Agreements are an integral part of the transaction provided for in this Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and agreements, and upon the terms, and subject to the conditions hereinafter set forth, the parties hereby agree as follows:

                           ARTICLE I.  PURCHASE OF ASSETS

         1.1 Purchase and Sale. Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, at the Closing (as that term is defined in Section 4.1), all of Seller's right, title and interest in and to the assets listed on Schedule 1.1A (the assets being purchased hereunder from Seller are hereinafter sometimes collectively referred to as the "Purchased Assets"); free and clear of any and all options, pledges, mortgages, security interests, liens, charges, burdens and other encumbrances whatsoever. The Purchased Assets shall not include cash and cashequivalents, prepaid expenses (except sales and marketing prepaid expenses), notes receivable, accounts receivable, rent receivable, and all other assets, properties, rights, claims and contracts set forth on Schedule 1.1B (hereinafter and hereinabove referred to as the "Excluded Assets").


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                           ARTICLE II.  PURCHASE PRICE

         2.1 Cash Purchase Price. The purchase price for the Purchased Assets shall be (a) $625,000 (the "Base Price"); (b) plus the value, as of the Closing Date, valued at the lower of cost or current market as of the Closing Date, of all good and useable raw materials and packaging inventories, and all saleable finished goods inventories of Products.

         2.2 Non-Assumption and Assumption of Certain Obligations. (a) Buyer shall not be obligated to hire any of Seller's employees and shall not assume and shall not be liable for the payment, performance or discharge of any debts, contracts, agreements, liabilities, obligations, commitments, restrictions, disabilities or duties, whether direct or indirect, fixed, contingent or otherwise, of Sellers, except that Buyer shall assume the vendor and customer purchase orders, contract packaging agreements, and private label agreements related to the Purchased Assets, entered into by Seller prior to the Closing Date in the ordinary course of Business, provided such vendor and customer purchase orders, contract packaging agreements, and private label agreements are set forth on Schedule 2.2 or have been entered into between the execution hereof and the Closing Date and have been approved by Buyer, in writing, prior to the Closing Date. Schedule 2.2 shall be updated on the Closing Date to show each vendor and customer purchase order that Buyer will assume at Closing.

         2.3 Allocation of Purchase Price. (a) The Base Price for the Assets shall be allocated among the Purchased Assets as follows:

         A.       Machinery and Equipment, Furniture and
                  Labels (Paragraphs A, C and D on
                  Schedule 1.1A excluding raw materials,
                  packaging inventories and finished goods)                                                       $ 323,000

         B.       Contracts, Customers Lists, Recipes
                  and Formulas, and Prepaid Expenses
                  (Paragraphs B and E on Schedule 1.1A)                                                           $ 290,000

         D.       Non-compete Seller                                                                              $  10,000

         E.       Non-compete Mules                                                                               $   1,000

         F.       Non-compete Houfek                                                                              $   1,000

                           ARTICLE III.  PAYMENT OF PURCHASE PRICE

         3.1 Cash Payable at Closing. At the Closing, Buyer shall deliver to Seller a cashier's check or wire transfer of immediately available funds for an amount equal to the Base Purchase Price (except for that portion thereof allocated in Section 2.3 to the Mules and Houfek Non-Competition Agreements, which said portion shall be paid to them) plus the value of the inventory taken and determined pursuant to Section 3.2.

         3.2 Physical Inventory. At 5:00 P.M. on February 24, 1997, Seller shall cease/terminate the manufacture and processing of the Products. An inventory shall be taken on February 25 - 27, 1997, of all good


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and useable raw  materials  and packaging  materials  (excluding  labels) of the
Business and of all saleable finished goods and products of the Business. The good and useable raw materials and packaging inventories of the Business shall be valued at the cost paid by Seller for same, and the saleable finished goods so inventoried shall be valued at Seller's manufacturing division listed wholesale price as shown on Schedule 3.2 less twenty-five percent (25%).

         For purposes of this Section 3.2, good and useable raw materials and packaging materials shall include only those raw materials that are in quantities reasonably required for the conduct of the Business and sufficiently fresh for use in the production of the Products by Buyer following the Closing Date and saleable finished goods shall include only those goods that are of sufficient quality and freshness for sale to Seller by Buyer following the Closing Date under the terms of the Product Supply Agreement attached hereto as Exhibit B.

                      ARTICLE IV. DATE AND PLACE OF CLOSING

         4.1 Date and Place of Closing. Subject to satisfaction or waiver of the conditions to the obligations of the parties, the purchase and sale of the Purchased Assets pursuant to this Agreement shall be consummated at a closing (the "Closing") to be held in the offices of McGuire, Woods, Battle & Boothe in Norfolk, Virginia or such other place as mutually agreed on by the parties, at 10:00 A.M. on February 28, 1997, or such other date as the parties may mutually agree upon (the "Closing Date"). Title to the Purchased Assets shall pass from Seller to Buyer at the Closing.




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                           ARTICLE V.  CLOSING

         5.1 Seller's Performance. At the Closing, concurrently with performance by Buyer of its obligations to be performed at the Closing:

         5.1.1 Conveyances. (a) Seller shall execute and deliver to Buyer, in form and substance acceptable to Buyer, (i) warranty bills of sale conveying to Buyer all tangible personal property and other tangible assets owned by it and included among the Purchased Assets, (ii) assignments of Seller's claims, rights and benefits, to and under the vendor and customer purchase orders, contract packaging agreements, and private label agreements to be assumed by Buyer pursuant to Section 2.2, and all transferable licenses, permits, certificates, manufacturer equipment warranties, and authorizations pertaining to the Purchased Assets.

         (b) Seller shall execute and deliver to Buyer all other conveyances, bills of sale, assignments, endorsements and instruments of transfer as shall be necessary or appropriate to carry out the intent of this Agreement, and as shall be sufficient to vest in Buyer title to all of the Purchased Assets and all right, title and interest of Sellers thereto. If requested by Buyer, such documents shall be in a form suitable for recording.

         5.1.2 Records. Seller shall deliver to Buyer all customer lists, sales contracts, contract packaging agreements, private label agreements, sales lists, licenses, and business files and records, formulas, recipes, seasoning recipes, processing procedures, research and development records, advertising materials and labels relating to the Products, including without limitation the contracts set forth on Schedule 2.2 hereof (hereinafter sometimes collectively referred to as the "Records").

         5.1.3 Certificates and Opinions. Seller shall execute and deliver to Buyer the certificates referred to in Sections 10.3 and 10.4 and deliver to Buyer the opinions of counsel referred to in Section 10.8.

         5.1.4  Supply  Agreement.   Execute  and  deliver  the  Product  Supply
Agreement between Seller and Buyer, the form of which is attached hereto as Exhibit B (the "Supply Agreement").

         5.1.5 License Agreement. Execute and deliver the License Agreement between Seller and Buyer, the form of which is attached hereto as Exhibit C (the "License Agreement").

         5.1.6    Non-Competition    Agreement.    Execute   and   deliver   the
Non-Competition Agreement between Seller and Buyer, the form of which is attached hereto as Exhibit D (the "Non-Competition Agreement").

         5.1.7 Other Actions. Seller shall take all such other steps as may be necessary or appropriate to put Buyer in actual and complete ownership and possession of the Purchased Assets.

         5.1.8 Stock Purchase. Seller shall deliver to Company the cashier's check or wire transfer referred to in Section 9.2. for the purchase by Seller of all of the shares of the common stock of Seller owned by Company on the Closing Date, up to but not exceeding 16,500 shares.


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         5.2  Buyer's  Performance.  At  the  Closing,   concurrently  with  the
performance by Seller of its obligations to be performed at the Closing:

         5.2.1 Purchase Price. Buyer shall deliver to Seller the cashier's check or wire transfer specified in Section 3.1.

         5.2.2 Supply Agreement. Buyer shall execute and deliver to Seller the Supply Agreement.

         5.2.3 Assumption Agreement. Buyer shall execute and deliver to Seller an agreement to assume the vendor and customer purchase orders, contract packaging agreements, and private label agreements, Buyer has agreed to assume pursuant to Section 2.2. The form of the Assumption Agreement is attached hereto as Exhibit E.

         5.2.4 Certificates and Opinions. Buyer shall execute and deliver to Seller the certificates referred to in Sections 11.3 and 11.4 and deliver the opinions of counsel referred to in Section 11.6.

         5.2.5 License Agreement. Buyer shall execute and deliver to Seller the License Agreement.

         5.2.6 Non-Competition Agreement. Buyer shall execute and deliver to Seller the Non-Competition Agreement.

         5.3 Company's Performance. At the Closing, concurrently with the performance by Seller of its obligations to be performed at the Closing:

         5.3.1 Transfer of Stock. Company shall endorse and deliver to Seller all of the shares of the common stock of Seller and owned by Company on the Closing Date, up to but not exceeding 16,500 shares.

         5.4 Further Action by Parties. In addition to the foregoing, the parties agree as follows:

         5.4.1 Further Action by Seller. At any time and from time to time, at or after the Closing, upon request of Buyer, Seller shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required in order to vest in and confirm to Buyer full and complete title to and, possession of, and the right to use and enjoy, the Purchased Assets.

         5.4.2 Further Action by Buyer. At any time and from time to time, at or after the Closing, upon request of Seller, Buyer shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts and assurances as may reasonably be required to complete the assumption by Buyer of its obligations assumed by Buyer pursuant to this Agreement including without limitation the Assumption Agreement.

              ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to Buyer that:

         6.1 Due Organization and Qualification. Seller is a corporation duly organized, validly existing, qualified to do business, and in good standing under the laws of the State of Virginia.

         6.2 Corporate Power and Authority. The Board of Directors of Seller have duly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been duly authorized by all requisite corporate action, and no further action or approval is required in order to permit Seller to consummate the transactions contemplated by this Agreement. Seller has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The making and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof will not (a) conflict with the Certificate or Articles of Incorporation or the Bylaws of Seller, (b) result in any breach or termination of, or constitute a default under, or constitute an event that with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any of the Purchased Assets, or create any rights of termination, cancellation, or acceleration in any person under any vendor or customer purchase order assumed by Buyer hereunder, or violate any order, writ, injunction or decree by which any of the Purchased Assets, or the Business may be bound or affected or under which any of the Purchased Assets, or the Business receive benefits, (c) result in the loss or adverse modification of any material license, permit or other authorization granted to or otherwise held by Seller and related to the Purchased Assets, or the Business, (d) violate any provision of any law, ordinance, regulation, rule, requirement or order to which Seller, the Purchased Assets, or the Business, are subject, except for violations that, in the aggregate, would not have a material adverse affect upon the business, operations, condition (financial or otherwise), results of operations, value or prospects of the Purchased Assets, or the Business, (a "Material Adverse Effect").

         6.3 Title. Seller has and upon conveyance, transfer and assignment of the Purchased Assets to Buyer by Seller at the Closing, Buyer will acquire and hold, good and marketable title in fee simple to all of the Purchased Assets, in each case, free and clear of any and all options, rights, pledges, mortgages, security interests, liens, charges, burdens, servitudes and other encumbrances whatsoever (herein sometimes collectively referred to as "Encumbrances"). Neither Seller, any affiliate or subsidiary of Seller owns or holds under lease any assets of any kind, character or description that are utilized in a material way to the Business or the Purchased Assets, except as set forth on Schedule 6.3.

         6.4 Inventories. The Inventories consist of current items of a quality and quantity that are usable or marketable in the ordinary course of the Business, and items not so usable or marketable in the Business have been written down in value to estimated net realizable market values. Since January 1, 1997, the Inventories have been maintained at a level consistent with the operation of the Business in its normal course, and no change has occurred in such Inventories that materially adversely affects or will materially adversely affect their usability or salability. Orders for inventory items have not been given for amounts materially in excess of the amounts necessary to maintain the Inventories of Seller for the Business at normal levels based on past practice.

         Notwithstanding the foregoing, Buyer acknowledges and agrees that, from the date of the execution of this Agreement until Closing, Seller intends only with


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Smithfield's  permission to be rendered on a weekly basis, to reduce Inventories below its historically normal levels based on past practice. Seller agrees to keep Buyer informed of its running estimate as to the expected levels of the Inventories at Closing. In addition, Seller will cooperate with and assist Buyer during the pre-Closing period to prepare for Buyer's production of the Products as soon as practicable after Closing, provided that such assistance shall not require additional out-of-pocket expenses. In the event that Closing does not occur, (i) Buyer agrees that it will promptly return to Seller and keep confidential all formulas, recipes, and materials provided by Seller and (ii) Seller agrees to purchase all Products that Buyer may have produced provided said Product is of reasonable quality and was produced according to the formulas and recipes provided to Buyer by Seller, the price for same to be calculated in accordance with the valuation method of Doughtie's compensible product items under the provisions of Section 3.2.

         6.5 Physical Properties. Schedule 6.5 sets forth an accurate and complete listing of all tangible personal property and other tangible assets owned or leased by Seller and used in the Business, other than Inventory and other than raw materials and other similar assets used or consumed in the ordinary course of business between the date hereof and the Closing Date. All equipment and machinery included among the Purchased Assets are sold "as is" except that Seller warrants that the equipment and machinery is in good operating condition and repair and sufficient to operate the Business as presently conducted and are not deemed unsafe or unsanitary. Seller enjoys peaceful possession of the Purchased Assets.

         6.6 Contracts. Schedule 6.6 sets forth a brief description of all material contracts, consulting agreements, contract packaging agreements, private label agreements, employment agreements, other agreements, leases, arrangements and commitments (whether oral or written) to which Seller is a party and by which any of the Purchased Assets, or the Business are affected or are bound, except vendor and customer purchase orders, contract packaging agreements, and private label agreements, in the ordinary course of business consistent with past practice, assumed by Buyer under this Agreement and set forth on Schedule 2.2.

         6.7 Contract Defaults. To the best of Seller's knowledge, no other party thereto is, in default in any material respect under any of the contracts, agreements, leases, arrangements and commitments listed on Schedules 6.6 or the contracts described in Section 2.2 to be assigned to and assumed by Buyer. To the best of Seller's knowledge, (a) there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute such a material default; (b) such contracts, agreements, leases, arrangements, and commitments are legal, valid, and binding obligations of the respective parties thereto in accordance with their terms and, except to the extent reflected in Schedules 6.6 have not been amended; and (c) no defenses, offsets, or counterclaims thereto have been asserted, or to the best knowledge of Seller, may validly be made, by any party thereto other than Seller.

         6.8 Litigation. Schedule 6.8 sets forth all actions, suits, proceedings, investigations, or grievances pending against Seller to the best knowledge of Seller, threatened against Seller, and affecting the Purchased Assets, or the Business, or involving products manufactured by Seller in its manufacturing division, at law, in equity or in admiralty, before or by any court or any federal, state, municipal or other governmental department, commission, board,


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bureau,  agency or instrumentality,  domestic or foreign (hereinafter  sometimes collectively referred to as "Agencies"). None of the actions, suits, proceedings or investigations listed on Schedule 6.8, either (a) has resulted in, or would, if adversely determined, result in, a Material Adverse Effect, or (b) has affected, affects or would, if adversely determined, affect the right or ability of Seller to carry on the Business substantially as now conducted. To Seller's knowledge, Seller is neither subject to nor in default of any continuing court or Agency order, writ, injunction or decree, applicable to the Purchased Assets or the Business.

         6.9 Compliance with Laws. Except as listed on Schedule 6.9 A., Seller, to the best of its knowledge, (a) has complied with, is in compliance with, and has no basis to believe it is not in compliance with, all federal, state, county, and municipal laws, ordinances, regulations, rules, requirements and orders applicable to the Purchased Assets or the Business to the operation of the Business, the breach or violation of which could have a Material Adverse Effect, (b) has filed with the proper authorities all statements and reports required by all laws, ordinances, regulations, rules, licensing and other requirements and orders to which the Purchased Assets or the Business, is subject the failure to file which could have a Material Adverse Effect, and none of such statements and reports contains untrue statements of material fact or omits any statement of material fact necessary to make such statements and reports not misleading, and (c) has obtained and maintained all licenses, permits and governmental authorizations necessary for the present ownership and use of the Purchased Assets and for the conduct of the Business in the manner in which and in the jurisdictions and places where the Business is now conducted the failure to have which could have a Material Adverse Effect. Seller has not received written notice of any violation of, or any pending investigation under, any of such laws, ordinances, regulations, rules, licensing and other requirements and orders during the last three (3) years related to the Business.
Schedule 6.9B correctly lists all material licenses, permits, certificates, approvals, memberships and authorizations, and all registrations and applications pending before any agency or authority for the issuance of any licenses, permits, certificates, approvals, memberships or authorizations or the renewal thereof related to the Business. Seller has no franchises relating to its Business, and none are presently required for the conduct thereof.

         6.10  Attachments  and Other  Proceedings.  There  are no  attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any debtor relief laws contemplated or filed by Seller or pending against Seller.

         6.11 Taxes. Seller has duly filed, or has duly obtained effective extensions for filing, all U.S. federal, foreign, state, county, local and other excise, franchise, property, payroll, income, profits, capital stock, sales and use, and other tax returns which are required to be filed, and all such returns are true and correct in all material respects. Seller has paid, collected or withheld and remitted to the appropriate governmental agency all taxes which have become due or have been assessed against it and all taxes, penalties and interest which any taxing authority has proposed or asserted to be due and owing. All tax liabilities to which the Purchased Assets have been subjected have been discharged and there are no liens for taxes on the Purchased Assets except for property taxes assessed but not yet payable or as described in
Schedule 6.11. Except as described in Schedule 6.11, there are no tax deficiencies or claims presently being asserted, or, to the best of Seller's knowledge, threatened, against Seller and Seller has no knowledge of any basis for such claims or deficiencies.


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Seller has not granted any extension to any taxing  authority of the  limitation period during which any tax liability may be asserted.

         6.12 Consents. Except as set forth on Schedule 6.12, no consent, approval, authorization or order of any court, Agency or any other person is required under any law, ordinance, regulation, rule, requirement, order, writ, judgment, decree, contract, agreement, lease, commitment, charter or bylaw applicable to or binding upon Seller in order to permit Seller to consummate the transactions contemplated by this Agreement and to perform its obligations hereunder and under the Supply Agreement, and the License Agreement.

         6.13 Patents, Trademarks, Etc. Seller neither has contracted for, nor has licenses or agreements to use any trade secrets, know-how, processes, formulae, royalties, inventions, discoveries, improvements, proprietary or technical information, proprietary rights, joint venture or joint operating interests, copyrights, patents, tradenames, trademarks, service marks and applications for copyright, patent, tradename, trademark and service mark registration (hereinafter sometimes collectively referred to as "Intangible Rights") for use at, or in connection with, the operation of the Business except for its rights to the "Doughtie's" trade name, and the Intangible Rights among the Purchased Assets. None of the Purchased Assets or activities or operations of the Business infringe or involve or have resulted within three years prior to the date hereof in (a) the infringement of, or (b) any claim of infringement of, any Intangible Right of any other person, firm or corporation; and no proceedings have been instituted, are pending, or are threatened, that challenge the rights of Seller in respect thereof. To the best knowledge of Seller, the "Doughtie's" tradename is not being infringed by the products, activities, operations, patents, trade names, trademarks, service marks or copyrights of any other person or persons and is not subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof.

         6.14 Product Warranties. No shipment or other delivery of Products made or to be made by Seller on or prior to the Closing Date was or as of the Closing Date will be, and no food or food ingredients in inventory on the Closing Date will be as of the Closing Date: (i) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended; (ii) an article which may not under the provisions of ss.404 or ss.505 of such Act be introduced into interstate commerce; or (iii) adulterated or misbranded within the meaning of any pure food laws or ordinances of any state or city to which such articles are shipped or to be shipped. All such Inventory will meet the Seller's reasonable standards of quality and sanitation and all requirements of the laws and regulations enforced by the United States Department of Agriculture. All products processed as of the Closing Date shall be labeled in accordance with the requirements of the National Labeling and Education Act.

         6.15 Brokerage Commissions. There are no claims for, or rights to, brokerage commissions or agent's or finder's fees resulting from any action taken by Seller in connection with the transactions contemplated by this Agreement.

         6.16 Hart-Scott-Rodino. Neither Seller nor any "ultimate parent" of Seller have sales or assets of $100,000,000.00 or more.

         6.17 No Affiliates. Seller has no affiliates or affiliated business entities that have a material effect on the Business or the Purchased Assets except those set forth on Schedule 6.17.

         6.18 Employee Benefit Plans; Employees. "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA. All Plans maintained by or contributed to by Seller ("Employee Benefit Plans") fully comply with all requirements of the Internal Revenue Code ("Code") and ERISA. All contributions required to be made to any Plans for employees of Seller have been made on or before their due dates, and all amounts properly accrued to date as liabilities of the Seller that have not been made have been properly recorded on the books of Seller. No Plan has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code which could have a Material Adverse Effect. Neither Seller nor any ERISA Affiliate have terminated any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA (herein referred to as a "Title IV Plan") under circumstances giving rise to, or that could give rise to any actual or potential liability to the Pension Benefit Guaranty Corporation ("PBGC") or any other person which could have a Material Adverse Effect, (ii) no event or condition exists which presents a risk of termination of any Title IV Plan by the PBGC which could have a Material Adverse Effect, and (iii) there is no actual or potential liability to the PBGC or any other person expected by the Seller or any ERISA Affiliate to be incurred with respect to any Title IV Plan, including, but not limited to, any liability for any accumulated funding deficiency as defined in Section 302 of ERISA or for any minimum funding contribution under Section 302 of ERISA which could have a Material Adverse Effect. No lien imposed under Section 401(a)(29) or Section 412(n) of the Code,
Section 302(f) or Section 4068 of ERISA, or arising out of any action filed under ERISA Section 4301(b), exists upon any Purchased Assets.

         6.19 Full Disclosure. No representation or warranty of Seller made in this Agreement, nor any written statement, schedule or certificate heretofore furnished to Buyer by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains, or will contain any untrue statement of a material fact, or omits, or will omit to state a material fact necessary to make the statement or facts contained herein or therein not misleading. Seller has not withheld and will not withhold from Buyer knowledge of any events, conditions or facts, of which Seller has knowledge, that could have a Material Adverse Effect.


ARTICLE VII.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER AND COMPANY

         A.       Buyer represents, warrants and covenants to Seller that:

         7.1 Due Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State Virginia. Buyer is qualified to do business and is in good standing in the State of Virginia.

         7.2 Corporate Power and Authority. The Board of Directors of Buyer has duly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder has been duly authorized by all requisite corporate action, and no further action or approval is required in order to permit Buyer to consummate the transactions contemplated by this Agreement. Buyer has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The making and performance of this

Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof will not (a) conflict with the Articles of Incorporation or the Bylaws of Buyer or (b) violate any provision of any law, ordinance, regulation, rule, requirement, order, writ, judgment, decree, contract, agreement, lease, arrangement or commitment to which Buyer is subject or is a party that, individually or in the aggregate, would have a Material Adverse Effect upon the ability of Buyer to perform its obligations hereunder and under the Supply Agreement or the License Agreement.

         7.3 Actions, Suits, Etc. There are no actions, suits, proceedings or investigations pending, or to the knowledge of Buyer, threatened against or affecting Buyer at law or in equity or before any federal, state, municipal or other instrumentality in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the purchase and sale of the Purchased Assets or the other transactions contemplated hereby. Moreover, Buyer is, to the best knowledge of Buyer, not in default with respect to any order, writ, injunction or decree of any court, or Agency with respect to the consummation of the purchase and sale of the Purchased Assets or the other transactions contemplated hereby.

         7.4 Consents. No consent, approval, authorization or order of any court, Agency or any other person is required under any law, ordinance, regulation, rule, requirement, order, writ, judgment, decree, contract, agreement, lease, commitment, charter or bylaw applicable to or binding upon Buyer in order to permit Buyer to consummate the transactions contemplated by this Agreement and to perform its obligations hereunder and under the Supply Agreement or the License Agreement.

         7.5 Brokerage Commissions. There are no claims for, or rights to, brokerage commissions or agent's or finder's fees resulting from any action taken by Buyer in connection with the transactions contemplated by this Agreement.

         7.6 Hart-Scott-Rodino. Neither Buyer nor any "ultimate parent" of Seller have sales or assets of $100,000,000.00 or more.

         7.7 Sophisticated Purchaser. A. The transactions contemplated in this Agreement are for the Buyer's own account for the purposes of operating the Business as a going concern and not with a view towards resale or distribution. The Buyer acknowledges that, in reliance on the foregoing, the transactions contemplated hereby have not been registered under any federal or state securities laws.

         B. Company represents, warrants and covenants to Seller that the shares of Doughtie's Foods, Inc. to be sold to Seller pursuant to this Agreement are free and clear of any Encumbrances and will be free and clear of any Encumbrances at Closing.


                        ARTICLE VIII. COVENANTS OF SELLER

         8.1 Negative Covenants Regarding Conduct of Business. Except as may be otherwise expressly provided herein, from and after the date of this Agreement and until the Closing Date, with respect to the Purchased Assets and the Business, without the consent of Buyer, Seller covenants and agrees that it will not in respect of the Business or the Purchased Assets:

         8.1.1 Creation of Obligations. Incur any obligation or liability, absolute or contingent, except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with past practice.

         8.1.2 Encumbrances. Execute, grant, create or suffer any Encumbrance upon the Purchased Assets.

         8.1.3 Disposition of Assets. Effect any sale, transfer, Encumbrance or other disposition of assets and properties that would otherwise be included in the Purchased Assets, except for sales of Inventories in the ordinary course of business, except for machinery, equipment, furniture and fixtures replaced with items of equivalent or greater value, and except for supplies and other similar assets used or consumed in the ordinary course of business.

         8.1.4 Contracts, Licenses, Etc. Amend, modify, assign, transfer, grant or terminate any contract, agreement, lease, arrangement or commitment listed in
Schedule 6.6. and Schedule 2.2.

         8.1.5 Rights. Waive, modify or release any rights of material value to the Business or the Purchased Assets.

         8.1.6 Termination of Operations. Terminate, discontinue, close or dispose of any part of the operations of the Business.

         8.1.7 Other Transactions. Enter into any other transaction or series of transactions that have a material effect on the Business or Purchased Assets other than in the ordinary course of business.

         8.2 Affirmative Covenants Regarding Conduct of Business. From and after the date of this Agreement and until the Closing Date, Seller covenants and agrees that it will:

         8.2.1 Ordinary Course of Business. Carry on the operations of Business only in the usual, regular and ordinary course consistent with good business practices and with prior practices. 8.2.2 Maintenance of Relationships. Use its best efforts to maintain and preserve the Business and to maintain its present relationships with customers, suppliers and others having business dealings with the Business.

         8.2.3 Maintenance of the Purchased Assets. Maintain the Purchased Assets in good operating repair and condition and maintain the level of Inventories in accordance with past practices., except as otherwise provided in this Agreement.

         8.2.4 Payment of Obligations in Ordinary Course. Pay and discharge all costs and expenses of carrying on the operations of the Business and of maintaining and operating the Purchased Assets as they become due and pay and discharge any such costs and expenses that at the date hereof are past due, unless contested in good faith.

         8.2.5 Representations and Warranties. Use its best efforts to prevent the occurrence of any change or event that would prevent any of the representations and warranties of Seller contained herein from being true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained in this Agreement with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specific dates) had been made at and as of the Closing Date.

         8.2.6 Maintenance of Records. Maintain its books, accounts, and records relating to the Business and the Purchased Assets in the usual, regular and customary manner on a basis consistently applied.

         8.2.7 Access to and Updating of Information. During reasonable business hours, afford to the officers, attorneys, accountants, and other authorized representatives of Buyer, free and full access to the Purchased Assets and the Business, in order that Buyer may have full opportunity to make a reasonable investigation with respect to the Purchased Assets, the Business, the contracts, leases, arrangements and commitments listed in Schedule 6.6 hereto, the books and records of the Business and their operations, including, without limitation, fixed asset records, sales records relating to the customers of the Business, purchase records, and inventory records. Seller will furnish to Buyer all such further information concerning the Purchased Assets and the Business as Buyer may reasonably request. Seller will update by amendment or supplement each of the Schedules referred to herein and any other disclosures made in writing to Buyer forthwith upon any material change in the information set forth in said Schedules or other disclosure, and Seller represents and warrants that such Schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete in all material respects as of the date or dates of such amendments or supplements; provided, however, that the inclusion of any information in any such amendment or supplement, not included in the original Schedule at or prior to the date of this Agreement, shall not limit or impair any rights that Buyer might otherwise have respecting the representations or warranties of Seller contained in this Agreement.

                   ARTICLE IX. AGREEMENTS OF SELLER AND BUYER

         9.1 Delivery of Purchased Assets. Buyer shall supervise and assist and Seller shall, at Seller's cost, have the Purchased Assets ready for shipment on its docks in Portsmouth, Virginia, on the Closing Date. Seller shall cooperate with Buyer in the orderly transfer of the Purchased Assets from Seller's facility in Portsmouth, Virginia, to Buyer's facility in Smithfield, Virginia. Buyer shall bear the cost of shipment from Seller's dock to its facilities in Smithfield, Virginia. For purposes of this Section 9.1, "ready for shipment" shall mean secured on skids and ready for shipment in a commercially reasonable manner.

         9.2 Sale of Stock. Company owns 16,500 shares of the common stock of Seller. On the Closing Date, Company shall sell and Seller shall purchase so much of said 16,500 shares of Doughtie's Foods, Inc. stock owned by Company on the Closing Date (but not to exceed 16,500 shares) for $4.25 per share. At the Closing, Seller shall deliver to Company a cashier's check or wire transfer of immediately available funds for the purchase price for said stock and Company shall in exchange therefore deliver the shares of stock to Seller. Company reserves and shall have the right to sell any or all of such stock to another person or entity before the Closing Date.

         9.3 Public Disclosures. Seller and Buyer shall cooperate with each other and give each other advance notice in respect of any public announcements or disclosures pertaining to the transaction described herein. Buyer shall draft the form of public announcement or disclosure pertaining to this transaction which shall be approved by Seller prior to release. Notwithstanding the foregoing, nothing in the Section will preclude either party from making any disclosures required by law or regulation or necessary and proper in conjunction with the compliance with all applicable federal and state securities laws and the filing of any tax return or other document required to be filed with any federal, state, or local governmental body, authority, or agency.

         9.4 Promotion/Damaged Goods Allowances. In the event that customers of the Business bill Buyer or make deductions against Buyer's otherwise valid invoices for promotional pricing allowances or damaged goods applicable to sales of Products produced or sold by Seller, which said bill-backs or deductions shall be the liability of Seller, Buyer will promptly forward such bill to Seller and Seller will, in turn, promptly pay all such bills or compensate Buyer for any bill-back or deduction made by such customer and Seller shall resolve directly any dispute over such bill-back or deduction directly with its customer.

         9.5 Return of Inventories and Damaged Goods. From and after the Closing Date, Buyer shall settle in good faith any claims for returns or damaged goods relating to Products shipped prior to the Closing Date and made by customers of the Business on or after the Closing Date. Seller shall reimburse Buyer for all costs incurred by Buyer as a result of such returned Products. Buyer's costs shall include the invoice price for any Products shipped to a customer in place and stead of the returned Product, plus any reasonable and customary transportation and handling costs incurred by Buyer.

         9.6 Consumer Claims and Complaints. The parties shall assure that their respective Consumer Affairs Departments cooperate and assist each other to assure the expeditious handling of customer claims and complaints. All customer claims and complaints made with respect to Products sold by Seller prior to the Closing Date or Products acquired by Buyer from Seller at the Closing shall be the responsibility of the Seller.

         9.7 Due Diligence Investigation. Buyer may, prior to the Closing Date, make or cause to be made such investigation of the Business and properties of the Business and of its financial and legal condition as Buyer deems necessary or advisable. Seller will permit Buyer and its authorized agents or representatives, including its independent accountants, to have full access to the properties, books, and records of the Business at reasonable hours to review information and documentation relative to the properties, books, contracts, commitments, and other records of the Business and Assets. If for any reason the transactions contemplated by this Agreement are not consummated, Buyer and its representatives will promptly return to Seller all materials and documents provided by Seller and all copies thereof, and will hold in confidence all confidential information obtained from Seller, its officers, agents, representatives, or employees; provided, however, that information which (i) was in the public domain or (ii) was, in fact, known to Buyer prior to disclosure by Seller or its respective officers, agents, representatives or employees, or
(iii) becomes known to Buyer from or through a third party not under an obligation of non-disclosure to Seller shall not be deemed to be confidential information.

                  ARTICLE X. CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement are subject to the satisfaction, or the written waiver thereof by Buyer, of the following conditions on or prior to the Closing Date:

         10.1 Representations and Warranties of Seller. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date, except to the extent that changes shall have been approved in writing by Buyer.

         10.2 Covenants of Seller. All of the covenants and agreements herein on the part of Seller to be complied with or performed on or before the Closing Date, shall have been fully complied with and performed.

         10.3 Seller's Certificates. There shall be delivered to Buyer a certificate dated as of the Closing Date and signed by Seller to the effect set forth in Sections 10.1 and 10.2 as they relate to Seller, which certificate shall have the effect of a representation and warranty made by Seller on and as of the Closing Date.

         10.4 Certificates of Authorities; Corporate Documents. Seller shall have furnished to Buyer (a) a certificate of the State Corporation Commission dated as of a date not more than twenty days prior to the Closing Date, attesting to the organization and good standing of Seller, (b) copies, certified by the Secretary or an Assistant Secretary of Seller as of the Closing Date, of Seller's Certificate of Incorporation and all amendments thereto and Bylaws as amended and in effect at the Closing Date, (c) a copy, certified by the Secretary or Assistant Secretary of Seller, of resolutions duly adopted by the Board of Directors of Seller duly authorizing this Agreement, the Supply Agreement, and the transactions contemplated hereby.

         10.5 No Material Adverse Changes. There shall not have occurred any change in the Business, or the Purchased Assets that could have a Material Adverse Effect, and Seller shall not have suffered any loss (whether or not insured) by reason of physical damage caused by fire, earthquake, flood, wind, accident or other calamity, or by reason of any taking by eminent domain or condemnation, which could have a Material Adverse Effect.

         10.6 Litigation. At the Closing Date, there shall not be pending or threatened any litigation in any court or any proceeding before any Agency (a) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the purchase and sale of the Purchased Assets or the other transactions contemplated hereby, (b) that could, if adversely determined, result in a Material Adverse Effect, (c) that could, if adversely determined, affect the right or ability to carry on the Business as now conducted, or (d) as a result of which, in the reasonable judgment of Buyer, Buyer could be deprived of the material benefits of its ownership of the Purchased Assets.

         10.7  Satisfactory  to  Buyer's  Counsel.  All  actions,   proceedings,
instruments and documents required to carry out this Agreement or incidental thereto, and all other related matters shall have been satisfactory to Edmunds & Williams (A Professional Corporation), counsel for Buyer.

         10.8 Opinion of Seller's Counsel. Buyer shall have received an opinion of McGuire, Woods, Battle, and Boothe, counsel for Seller, dated the Closing Date, to the effect that: (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and is qualified to carry on its business and is in good standing under the laws of the State of Virginia, (b) Seller has full power, authority and legal right to enter into this Agreement and the Supply Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; (c) all corporate actions required to be taken by Seller to approve this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D), to which it is a party, and the transactions contemplated hereby and thereby and to authorize execution and delivery of this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D), to which it is a party and the performance by Seller of its obligations hereunder and thereunder, have been duly and properly taken, and no further action or approval is required in order to permit Seller to consummate the transactions contemplated by this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D) to which it is a party; (d) this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D) have been duly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms (subject to the availability of the discretionary remedy of specific performance and, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect but excluding any presently pending proceedings and the exercise by a court of its general powers of equity); (e) the instruments of transfer of the Purchased Assets from Seller to Buyer have been duly authorized, executed and delivered, and are legal, valid and binding instruments enforceable in accordance with their terms (subject to the availability of the discretionary remedy of specific performance and, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect but excluding any presently pending proceedings and the exercise by a court of its general powers of equity); (f) the execution and delivery of this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D) by Seller and the performance by Seller of its obligations thereunder do not constitute a violation of or a default under its certificate or articles of incorporation or bylaws; and (g) such counsel has no knowledge of any action, suit, proceeding or investigation that would be required by the terms of Section
6.8 to be listed in Schedule 6.8 that is not listed in Schedule 6.8.

         10.9 Supply Agreement. Seller shall have executed and delivered to Buyer the Supply Agreement.

         10.10 Non-Competition Agreements. Seller shall have executed and delivered to Buyer the Non-Competition Agreement and each of Vernon Mules and Steve Houfek shall have executed and delivered to Buyer a NonCompetition Agreement in the form attached hereto as Exhibits D-1 and D-2.

         10.11 License Agreement. Seller shall have executed and delivered to Buyer the License Agreement.

         10.12 Customer and Supplier Accounts. Buyer shall not have reasonable cause to believe that any of the top five (5) customers of Seller (in terms of sales for the Seller's last previous fiscal year) or any of the top five (5) suppliers of raw material (in terms of sales for the Seller's last previous fiscal year) to Seller intends to cease doing business with the Business following the Closing.

         10.13 Release of Encumbrances. All Encumbrances on the Purchased Assets (other than any imposed or permitted by lenders to Buyer) shall have been released.

         10.14 Due Diligence Investigation. The results of any due diligence investigations by Buyer of the Business and the Purchased Assets shall be satisfactory to Buyer in its reasonable discretion.

                 ARTICLE XI. CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are subject to the satisfaction, or the written waiver thereof by Seller, of the following conditions on or prior to the Closing Date:

         11.1 Representations and Warranties of Buyer. All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date, except to the extent that changes shall have been approved in writing by Seller.

         11.2 Covenants of Buyer. All of the covenants and agreements herein on the part of the Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

         11.3 Buyer's Certificates. There shall be delivered to Seller a certificate dated as of the Closing Date and signed by the President of Buyer to the effect set forth in Sections 11.1 and 11.2 as they relate to Buyer, which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

         11.4 Certificates of Authorities.  Buyer shall have furnished to Seller
(a) a certificate of the State Corporation Commission dated as of not more than twenty days prior to the Closing Date, attesting to the organization and good standing of Buyer, (b) copies, certified by the Secretary or an Assistant Secretary of Buyer as of the Closing Date, of Buyer's Certificate of Incorporation and all amendments thereto and Bylaws as amended and in effect at the Closing Date, and (c) a copy, certified by the Secretary or an Assistant Secretary of Buyer, of resolutions duly adopted by the Board of Directors of Buyer duly authorizing this Agreement, the Supply Agreement and the transactions contemplated hereby and thereby.

         11.5 Injunctions. At the Closing Date, there shall not be in effect any injunctions or restraining orders restraining or prohibiting the consummation of the purchase and sale of the Purchased Assets or the other transactions contemplated hereby.

         11.6 Satisfactory to Seller's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to McGuire, Woods, Battle & Boothe.

         11.7 Opinion of Counsel to Buyer. Seller shall have received an opinion from Edmunds & Williams (A Professional Corporation), counsel for Buyer, dated the Closing Date, to the effect that (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia; (b) Buyer has full power, authority and legal right to enter into this Agreement, the Supply Agreement, the License Agreement and the NonCompetition Agreement (Exhibit D), and to consummate the transactions contemplated hereby and thereby; (c) the execution and delivery of this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D), and the performance by Buyer of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action, and no further action or approval is required in order to permit Buyer to consummate the transactions contemplated by this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D); and (d) this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D) have been duly executed by Buyer, this Agreement, the Supply Agreement, the License Agreement, and the NonCompetition Agreement (Exhibit D) constitute valid and binding obligations of Buyer, enforceable in accordance with their terms (subject to the availability of the discretionary remedy of specific performance and, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect but excluding any presently pending proceedings and the exercise by a court of its general powers of equity); and (e) the execution and delivery of this Agreement, the Supply Agreement, the License Agreement, and the Non-Competition Agreement (Exhibit D) by Buyer and the performance by Buyer of its obligations thereunder do not constitute a violation of or a default under their respective certificates or articles of incorporation or bylaws, or any writs, orders, judgments or decrees by which either of them are bound and of which counsel has actual knowledge.

         11.8 Supply Agreement. Buyer shall have executed and delivered to Seller the Supply Agreement.

         11.9 License Agreement. Buyer shall have executed and delivered to Seller the License Agreement.

         11.10  Non-Competition   Agreement.   Buyer  shall  have  executed  and
delivered to Seller the Non-Competition Agreement.

         11.11 Assumption Agreement. Buyer shall have executed and delivered to Seller the Assumption Agreement.

                           ARTICLE XII.  INDEMNIFICATION

         12.1 Buyer's Losses. Seller agrees to indemnify Buyer and save and hold it harmless from, against and in respect of any and all damages (including, without limitation, amounts paid in settlement with Seller's consent), losses, obligations, liabilities, liens, deficiencies, costs and expenses, including, without limitation, reasonable attorney's fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish Buyer's right to indemnification hereunder (herein referred to collectively as the "Buyer's Losses") suffered, sustained, incurred or required to be paid by Buyer by reason of (a) the failure by Seller to comply with applicable laws relating to bulk transfers, including, without limitation, the provisions of the Uniform Commercial Code of the State of Virginia; (b) any representation or warranty made by Seller in or pursuant to this Agreement being untrue or incorrect in any respect; (c) any failure by Seller to observe or perform its covenants and agreements set forth in this Agreement; (d) any liability for product warranties or defective products arising from sales of finished goods manufactured and sold by

Seller prior to the Closing Date; (e) any failure by Seller to perform its obligations in connection with any of its Employee Benefit Plans as defined in
Section 3(3) of ERISA; or (f) any failure by Seller to satisfy and discharge any other debt, contract, agreement, liability, obligation, commitment, restriction, disability or duty, whether direct or indirect, fixed, contingent or otherwise, not expressly assumed by Buyer pursuant to this Agreement.

         12.2 Sellers' Losses. Buyer agrees to indemnify Seller and save and hold it harmless from, against, for and in respect of any and all damages
(including, without limitation, amounts paid in settlement with Buyer's consent), losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and Agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish Seller's right to indemnification hereunder (herein referred to collectively as "Seller's Losses") suffered, sustained, incurred or required to be paid by Seller by reason of (a) any representation or warranty made by Buyer in or pursuant to this Agreement being untrue or incorrect in any respect, (b) any failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement, (c) any liability for product warranties or defective products arising from sales of finished goods manufactured or sold by Buyer after the Closing Date, or (d) any failure by Buyer to satisfy and discharge any liability or obligation expressly assumed by Buyer pursuant to this Agreement.

         12.3 Notice of Loss; Indemnified Party's Negligence. Notwithstanding anything herein contained, the Indemnifying Party (as hereinafter defined in Section 12.4) shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach that is asserted has been given to the Indemnifying Party and, in addition, if such matter arises out of a suit, action, investigation or proceeding, such notice is given promptly after the Indemnified Party (as hereinafter defined in Section 12.4) shall have been given notice of the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article XII, except to the extent the Indemnified Party is actually prejudiced by such failure to give notice. With respect to Buyer's Losses (as defined below), Seller shall be the Indemnifying Party and Buyer shall be the Indemnified Party. With respect to Seller's Losses, Buyer shall be the Indemnifying Party and Seller shall be the Indemnified Party. An Indemnified Party's failure to investigate or lack of due diligence occurring for any reason whatsoever, shall not (a) constitute a defense to any action or proceeding brought by the Indemnified Party to enforce his or its rights under this Article XII, (b) excuse performance by the Indemnifying Party of its obligations under this Article XII, or (c) entitle the Indemnifying Party to any right of setoff or counterclaim against amounts owed under this Article XII.

         12.4 Right to Defend. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled promptly to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume the defense of the matter. If the Indemnifying Party fails to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof. However, if the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

         12.5 Cooperation. Seller and Buyer, and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim.

                            ARTICLE XIII. TERMINATION

         13.1 Termination. This Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

         13.1.1 Mutual Consent. By the mutual consent in writing of Buyer and Seller.

         13.1.2 By Buyer. By Buyer in writing if any of the conditions to the obligations of Buyer contained herein shall not have been satisfied or, if unsatisfied, waived as of the Closing Date.

         13.1.3 By Seller. By Seller in writing if any of the conditions to the obligations of Seller herein contained shall not have been satisfied or, if unsatisfied, waived as of the Closing Date.

         13.1.4 Closing Delayed. By Buyer or Seller in writing if the Closing shall not have occurred by March 15, 1997.

         13.2 No Further Force or Effect. In the event of termination and abandonment of this Agreement pursuant to the provisions of Section 12.1, this Agreement shall be of no further force or effect, except for Sections 13.1 and
13.2 and the post-termination provisions of Section 9.7, which shall not be affected by termination of this Agreement.

                           ARTICLE XIV.  MISCELLANEOUS

         14.1 Expenses. Except for the parties agreement to share equally the attorneys' fees and costs associated with the preparation of the initial draft of this Agreement, the initial draft of the Supply Agreement, the
initial   draft  of  the  License   Agreement  and  the  initial  draft  of  the
Non-Competition Agreement (which fee and cost shall not exceed a total of $10,000) or as otherwise expressly provided herein, Seller and Buyer, shall each pay its own expenses in connection with the preparation of this Agreement, and the consummation of the transactions contemplated hereby, including, without limitation, fees of its own counsel, auditors and other experts, whether or not such transactions be consummated.

         14.2 Notices. All notices, requests or other communications hereunder shall be in writing, addressed to Seller or Buyer, at the following addresses:

                  (i)      If to Doughtie's Foods, Inc.:

                           Mr. Vernon Mules, Chairman
                           Doughtie's Foods, Inc.
                           P. O. Box 7229
                           115 Chautauqua Avenue
                           Portsmouth,  VA  23707

                           Telephone:   (757) 399-6007
                           with copy to:

                           William R. Waddell, Esquire
                           McGuire, Woods, Battle and Boothe, L.L.P.
                           World Trade Center - Suite 9000
                           101 West Main Street
                           Norfolk,  VA  23510-1655

                           Telephone:  (757) 640-3700
                           Telecopier:  (757) 640-3701


                  (ii)     If to Buyer:

                           Mr. Peter D. Pruden, III, President
                           The Smithfield Ham & Products Co., Inc.
                           P. O. Box 487
                           Smithfield,  VA  23430

                           Telephone:  (757) 357-2121
                           Telecopier: (757) 357-5407


                           with copy to

                           Bernard C. Baldwin, III, Esquire
                           Edmunds & Williams, P.C.
                           801 Main Street  (24504)
                           P. O. Box 958  (24505)
                           Lynchburg,  VA

                           Telephone:       (804) 846-9000
                           Telecopier:      (804) 846-0337

The address of either party may be changed by giving notice in writing at any time to the other party. Any notice to be given under this Agreement shall be deemed duly given if (i) delivered personally, (ii) sent by telecopy and acknowledged by recipient, (iii) delivered by overnight express, or (iv) sent by United States registered or certified mail, postage prepaid. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt (and, in the case of telecopy acknowledgment) by such party. Any notice that is addressed and mailed in the manner provided herein shall be conclusively presumed to have been given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after it is so placed in the mail.

         14.3 Entire Agreement; Modification and Waiver. This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings between the parties hereto and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written. This Agreement may be amended, modified, superseded or cancelled and any of the terms, covenants, representations, warranties or conditions hereof or any breach thereof may be waived only in writing signed by Sellers and Buyer, or in the case of a waiver, by the party waiving compliance. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Agreement.

         14.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Virginia.

         14.5 Captions. The captions of the various Articles and Sections are for convenience of reference only and shall not affect the interpretation of the provisions hereof.

         14.6 Successors and Assigns. This Agreement, and the rights and obligations hereunder of Buyer, may be assigned by Buyer to an "Affiliate" of The Smithfield Companies, Inc. or Buyer, provided, however, any agreements, waivers, or consents made or given by Buyer hereunder shall be binding upon any such assignee and any such assignee shall assume the obligations of Buyer hereunder. No such assignment shall relieve the assignor of its obligations hereunder. For purposes of this Section, the term "Affiliate" shall mean any corporation, partnership, association, trust or other legal entity in which The Smithfield Companies, Inc. or Buyer has a direct or indirect majority equity interest. Except as set forth above, this Agreement may not be assigned by any party except with the prior written consent of the other parties. This Agreement, and all of the terms, covenants and representations, or warranties and conditions hereof, shall be binding upon, and inure to the benefit and be enforceable by, the parties hereto and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer or shall confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         14.7 Survival. All covenants and agreements set forth in this Agreement, or any agreement furnished pursuant hereto, shall survive the Closing and any investigation made by or in behalf of any party hereto. All representations and warranties set forth in this Agreement, or any schedule or document furnished pursuant hereto, shall survive the Closing and any investigation made by or in behalf of any party hereto for a period of one year from the Closing Date; provided, however, that the representations and warranties in the first sentence of Section 6.3 shall survive indefinitely,
Section 6.12 shall survive until the statutes of limitations applicable to the matters covered by such Section have expired, running from the Closing Date.

         14.8 Schedules and Certificates. All statements contained in any disclosure schedule, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement, and shall be deemed representations and warranties hereunder.

         14.9 Facts "Known" to a Corporation. Whenever a representation or warranty is made herein as being "to the best of knowledge," "to the knowledge of," or "known" to a party, it is understood and agreed that an individual will be deemed to have "knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A party, person, or entity (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such party, person, or entity (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

         14.10 Severability. If any provision or provisions of this Agreement or any portion of any provision hereof, shall be deemed invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof and shall not affect the validity or effect of any other portion hereof.

         14.11 Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

                                    DOUGHTIE'S FOODS, INC.

                                    By: Steven C. Houfek
                                       (signature)

                                    President

ATTEST:

Marion S. Whitfield, Jr.
   (signature)


                                    THE SMITHFIELD HAM & PRODUCTS
                                    COMPANY, INCORPORATED

                                    By: Peter D. Pruden, III
                                       (Signature)

                                    President

ATTEST:

Richard S. Fuller
 (signature)


                                    THE SMITHFIELD COMPANIES, INC.

                                    By: Richard S. Fuller
                                        (signature)

                                    President

ATTEST:

Peter D. Pruden, III
 (signature)


                                    Vernon Mules
                                   (signature)


                                    Steve Houfek
                                   (signature)